EXHIBIT 13.1

In connection with the Annual Report of Secunda International Limited (the “Company”) on Form 20-F for the year ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alfred A. Smithers, as Chief Executive Officer of the Company, and P. L. Meier, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Alfred A. Smithers
Alfred A. Smithers Chief Executive Officer December 30, 2005

By:	/s/ P. L. Meier
P. L. Meier Chief Financial Officer December 30, 2005

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.